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EXHIBIT 10.64

                EMPLOYMENT, SEVERANCE, AND NONCOMPETE AGREEMENT

     THIS AGREEMENT is between Micron Electronics, Inc., a Minnesota corporation (the "Company"), and Jill D. Smith (the "Officer").

     THE PARTIES hereto agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Officer as Executive Vice President, Chief Operating Officer, of the Company, and the Officer hereby accepts such employment upon the terms and conditions set forth in this Agreement and in the Company's offer letter dated March 17, 1999, a copy of which is attached hereto and incorporated by this reference.

     2. TERM. The term of this Agreement shall begin on the 22nd day of March, 1999, and shall continue until terminated as provided in this Agreement. The Officer acknowledges that this Agreement does not create any obligation on the Officer's part to work for the Company for any fixed period of time, nor for the Company to employ the Officer for any fixed period of time, and the Officer's employment may be terminated at any time with or without cause.

     3. DUTIES. The Officer shall serve in such capacity and perform such duties as the Company shall from time to time require, subject to the provisions of paragraph 7(a), below.

     4. REGULAR COMPENSATION. The Company shall pay the Officer an initial base salary as set forth in the offer letter attached hereto. In its sole discretion, the Company may change the Officer's compensation, subject to the provisions of paragraph 7(b), below.

     5. TERMINATION AND COMPENSATION. The Officer's employment under this Agreement may be terminated by either party at any time and for any reason, voluntary or involuntary, with or without cause, upon prior written notice to the other party. The date such notice is received by the other party shall be deemed the "Termination Date." Upon receipt by the Officer of a written notice of termination from the Company, and upon the Company's request, the Officer will resign immediately as an Officer. Upon termination of the Officer's employment during the term of this Agreement, the Officer shall be entitled to the following compensation and benefits, depending upon the applicable circumstances:

          (a) If the Officer's employment with the Company is terminated by the Company for "Cause" (as defined in paragraph 6 herein) or by the Officer other than for "Good Reason" (as defined in paragraph 7 herein), the Company shall pay the Officer's base salary through the Termination Date (less applicable withholdings and authorized deductions), and the Company shall have no further obligations to the Officer under this Agreement.

          (b) If the Officer's employment with the Company is terminated by the Company other than for "Cause" (as defined in paragraph 6 herein) or the death of the Officer, or if the Officer's employment with the Company is voluntarily terminated by the Officer for "Good Reason" (as defined in paragraph 7 herein), then the Officer shall be entitled to the Officer's base salary through the Termination Date, plus (i) any benefits, incentives or bonuses which pursuant to the terms of any compensation or benefit plan have been earned or become payable as of the Termination Date, but which have not yet been paid to the Officer, and (ii) severance compensation in one lump sum payment of twelve (12) months base salary (less applicable withholdings and authorized deductions) as of the Termination Date, plus an amount equal to a pro rata portion of any bonus or incentive award that the Officer may have been entitled to receive in respect of the fiscal year in which the Officer's Termination Date occurs had the Officer continued in employment until the end of such fiscal year (less applicable withholdings and authorized deductions). The Officer's benefits thereafter shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices in effect as of the Termination Date.

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          (c) In the event of the Officer's death, the Officer's employment shall be deemed to have ended at the time of death (referred to herein as the Termination Date), and the Company shall pay the Officer's base salary through the Termination Date, plus (i) any benefits, incentives or bonuses which pursuant to the terms of any compensation or benefit plan have been earned or become payable as of the Termination Date, but which have not yet been paid to the Officer, and (ii) a pro rata portion of any bonus or incentive award that the Officer would have been entitled to receive in respect of the fiscal year in which the Officer's Termination Date occurs had the Officer continued in employment until the end of such fiscal year (less applicable withholdings and authorized deductions). The Officer's benefits thereafter shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices in effect as of the Termination Date.

          (d) The amounts provided for in paragraphs 5(a), 5(b), and 5(c) shall be paid within ten (10) days after the Officer's Termination Date, except that any benefits, incentives or bonuses payable under paragraphs 5(b) and 5(c) shall be paid in accordance with the requirements and administration of the applicable plan or program in effect as of the Termination Date, including, but not limited to, the timing of such payments, determinations with respect to the Officer's achievement of related goals and objectives, and any adjustments to such payments as allowed by the Company under such plan or program.

          (e) Notwithstanding the foregoing provisions of paragraphs 5(a), 5(b), 5(c) and 5(d), if such payments would cause the Company to exceed its deduction limit under Section 162(m) of the Internal Revenue Code of 1986, the Company may in its discretion make the portion of the payment, plus interest thereon, that otherwise would be non-deductible to the Company by January 31st of the following taxable year. Interest shall be accrued monthly from the date of the initial payment to the date of the subsequent payment at a rate equal to the monthly money market rate set by the financial institution at which the Company has established its primary line of credit at the time.

     6. TERMINATION FOR CAUSE. The Officer's employment under this Agreement may be terminated for "Cause." For purposes of this Agreement, "Cause" shall include the following:

          (a) The Officer's breach of a fiduciary duty to the Company;

          (b) The Officer engages in dishonesty, fraud, or willful malfeasance in the performance of the Officer's duties or during the course of the Officer's employment;

          (c) The Officer intentionally fails to perform reasonably assigned duties, after the Officer has been given written notice by the CEO with respect to such failure and the Officer shall have substantially failed to remedy or cure such failure within a reasonable period of time;

          (d) The Officer violates the Company's ethics code, or willfully violates any law, rule or regulation (other than traffic violations or similar offenses) in the performance of the Officer's duties that has a material adverse economic effect on the Company; or

          (e) The Officer materially breaches any of the terms of this Agreement.

     7. VOLUNTARY TERMINATION FOR GOOD REASON. The Officer may voluntarily terminate the Officer's employment under this Agreement at any time for Good Reason. The Officer will be deemed to have "Good Reason" for voluntary termination of the Officer's employment, if there should occur:

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          (a) A substantial reduction in the nature or scope of the Officer's duties or responsibilities, from the duties or responsibilities exercised previously by the Officer, without the Officer's consent;

          (b) A reduction of the Officer's base salary, without the Officer's consent; or

          (c) A relocation of the Officer's principal place of employment or office with the Company by more than a fifty (50) mile radius, without the Officer's consent.

     8. GENERAL RELEASE. Upon receipt of all compensation and benefits under this Agreement, the Officer and Company settle, waive, and voluntarily release any and all claims each has or may have against the other, inclusive of any of the Company's affiliates, officers, directors, employees or agents, both individually and in their official capacities.

     9. AGREEMENT NOT TO COMPETE OR SOLICIT. During such time as the Officer is employed by the Company and for the twelve (12) month period after the Termination Date (collectively, the "Period of Restriction"), and in consideration of the terms and conditions of this Agreement, the Officer agrees as follows:

          (a) Acknowledgment.  The Officer recognizes and acknowledges that it
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is essential for the proper protection of the Company and its business interests that the Officer be restrained (i) from competing against the Company during the Officer's employment and for a reasonable period following the termination of the Officer's employment with the Company; (ii) from soliciting or inducing any Officer or employee of the Company to leave the employ of the Company; (iii) from hiring or attempting to hire any Officer or employee of the Company; and
(iv) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose. The Officer further recognizes and acknowledges that the Company's business interests that require and justify protection include, without limitation, trade secrets, confidential information, proprietary information, customer or supplier information and lists, and accounts acquired with the Company, customer or supplier relations, and avoiding unfair competition.

          (b) Covenant Not to Compete.  The Officer shall not engage in
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competition with the Company, render advice or service to any entity In
Competition With the Company, or engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the Period of Restriction. The phrase "In Competition With the Company" as used herein shall be deemed to include competition with the Company or its respective successors or assigns, or the businesses of any of them. A person, firm, business, or other entity is In Competition With the Company if it is engaged in the design, development, manufacture, marketing, sale, or service of semiconductor memory products, personal computers, servers, printed circuit boards, memory modules, related personal computer peripheral equipment, or any other business in which the Company, or any wholly-owned subsidiary of the Company is currently engaged or becomes engaged during such time as the Officer is employed by the Company, including any business which is substantially similar to or competitive with any such business or products.

          (c) Covenant of Non-Solicitation of Employees.  During the Period of
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Restriction, the Officer shall not directly or indirectly, personally or through others, employ or solicit for employment, or advise or recommend to any other person, firm, business or entity that they employ or solicit for employment, any employee of the Company. During the Period of Restriction, the Officer shall not encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company, or any parent, subsidiary or affiliate of the Company to leave his or her employment with the Company, or any parent, subsidiary or affiliate of the Company.

          (d) Covenant of Non-Interference or Diversion of Business.  During the
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Period of Restriction, the Officer shall not, directly or indirectly, personally or through others, contact, solicit, advise, encourage, induce, or consult any client, account, or customer of the Company for the purpose or with the effect of causing such client, account or customer to purchase, license or otherwise obtain products or services from a person, firm, business or entity In Competition With the Company. Similarly, during the Period of Restriction, the Officer shall not, directly or indirectly interfere with the business relationship between the Company and its customers,

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dealers, distributors, suppliers, vendors, independent contractors, or service providers, or encourage or induce (or attempt to induce) any such party to terminate its relationship with the Company, or to modify the terms of such relationship in a manner adverse to the best interests of the Company.

          (e) Covenant of Non-Solicitation of Customers and Suppliers.  The
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Officer agrees that during the Officer's time of employment with the Company the
Officer shall not, directly or indirectly, personally or through others, solicit the trade of, or trade with, any customer or prospective customer, or supplier or prospective supplier of the Company for any business purpose other than for the benefit of the Company. The Officer further agrees that during the Period of Restriction, the Officer shall not, directly or indirectly, personally or through others, solicit the trade of, or trade with, any customers or suppliers of the Company at the time of termination of Officer's employment.

          (f) Acknowledgment of Reasonableness of Restrictions.  The Officer
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specifically acknowledges and agrees that the covenants and nature of the limitations upon the Officer's activities as specified in this Agreement, together with the duration and scope of such covenants and restrictions, are reasonable limitations on the Officer's activities, and that the restrictions are required to preserve, promote and protect the business interests and good-will of the Company and impose no greater restraint than is reasonably necessary to secure such protection.

          (g) Interpretation of Covenants.  In the event that any covenant or
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the provisions of any covenant or restriction in this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction for any reason, including, but not limited to, the duration or scope thereof, such invalidity or unenforceability shall attach only to the specific covenant or provision determined to be unenforceable and the remaining covenants or provisions of the specific covenant shall remain in full force and effect for the greatest time period and for the broadest scope permitted by applicable law. The Officer and the Company intend that each of the covenants shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America, and one for each and every political subdivision of each and every other country where the covenants shall be effective.

     10. INDEMNIFICATION. The Company shall indemnify the Officer, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as required by the Company's bylaws and applicable law, including, if then applicable, Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

     11. ENTITLEMENT TO EQUITABLE RELIEF. The Officer and the Company acknowledge and agree that the breach by the Officer of any covenant, restriction or obligation under this Agreement will cause the Company substantial, immediate and irreparable harm, that the extent of damages will be difficult to measure, and, consequently, there is not an adequate remedy at law in the event of such breach. Accordingly, the Company and the Officer hereby agree that the Company shall be entitled to injunctive relief, without prejudice to any other right the Company may have in law or in equity under this Agreement, by bringing an appropriate action for such remedy in any court of competent jurisdiction which the Company, in its sole discretion, deems appropriate.

     12. RESTRICTIVE COVENANTS. The Officer presently represents that the Officer's experience and capabilities are such that the restrictive covenants set forth in this Agreement will not prevent the Officer from earning a livelihood, and that the Officer will be fully able to earn and receive an adequate livelihood for the Officer and the Officer's dependents if any of such provisions should be specifically enforced against the Officer.

     13. CONSENT TO JURISDICTION AND VENUE. The Officer hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Idaho, or the District Court in and for the Counties of Ada or Canyon, State of Idaho, in any action or proceeding arising out of or relating to this Agreement, and the Officer hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.
The Officer further irrevocably waives any objection that the Officer now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in such courts on the ground that any such action or proceeding in such courts has been brought in an inconvenient forum. Nothing in this paragraph shall affect the right of the Company to bring any action or proceeding against the Officer or the Officer's property in the courts of other jurisdictions. The Officer agrees that a final judgment in any

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such action or proceeding shall to the extent permitted by applicable law be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law related to the enforcement of judgments.

     14. COVENANTS OF THE ESSENCE. The covenants of the Officer set forth herein are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action of the Officer against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

     15. TOLLING PERIOD. Officer shall not interpose as a defense to enforcement of the covenants and obligations of the Officer contained in this Agreement the length of time during which the Officer shall have been in breach of any of said provisions, and if the court finds it appropriate may extend or toll the Period of Restriction for such length of time.

     16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest of any kind whatsoever.

     17. FINAL AGREEMENT. This Agreement supersedes all prior employment agreements, and is the entire and final understanding of the parties as to the subject matter hereof.

     18. APPROVAL. This Agreement and the Officer's employment hereunder is subject to approval by the Company's Board of Directors and, until such approval shall be given, and evidenced by a written resolution of the Board of Directors, or a committee thereof, shall be of no force and effect.


MICRON ELECTRONICS, INC.                     JILL D. SMITH

/s/ Savino R. Ferrales                       /s/ Jill D. Smith
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Savino R. (Sid) Ferrales
Senior Vice President, Human Resources

Date: March 17, 1999                         Date: March 17, 1999
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